SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

                                 PROXY STATEMENT
        PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (Amendment No. )

            FOR ANNUAL MEETING FOR FISCAL YEAR ENDING August 31, 1998

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      it was determined.
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

                              NETWORKS NORTH, INC.
                                 14 Meteor Drive
                               Etobicoke, Ontario
                                 Canada M9W 1A4

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                February 25, 1999

To the Shareholders of Networks North, Inc.:

      NOTICE IS HEREBY GIVEN that an Annual Meeting (the "Annual Meeting") of Shareholders of Networks North, Inc., a New York corporation (the "Company"), will be held at 10:00 a.m., local time, on February 25, 1999, at the offices of the Company, 14 Meteor Drive, Etobicoke, Ontario, Canada M9W 1A4, for the following purposes:

                  (a) To elect a seven member Board of Directors to serve until the next Annual Meeting of Shareholders of the Company and until their successors are duly elected and qualified;

                  (b) To ratify the Board of Directors' selection of auditors,
            Ernst & Young, Chartered Accountants; and

                  (c) To consider and transact such other business as may
            properly come before the Annual Meeting and any adjournments thereof.

      In accordance with the provisions of the Company's By-laws, the Board of Directors has fixed the close of business on January 4, 1999 as the date for determining the shareholders of record entitled to receive notice of, and to vote at, the Annual Meeting and any adjournments thereof.

Dated: January 25, 1999                 By Order of the Board of Directors,

                                        Mark Truman, Secretary

        SHAREHOLDERS ARE URGED TO FILL IN, DATE, SIGN AND PROMPTLY RETURN
            THE ENCLOSED PROXY IN THE ACCOMPANYING PREPAID ENVELOPE.

      It is desirable that as many shareholders as possible be represented, in person or by proxy, at the Annual Meeting. Consequently, whether or not you now expect to be present, please execute and return the enclosed proxy. You have the power to revoke your proxy at any time before it is voted, and the giving of a proxy will not affect your right to vote in person if you attend the Annual Meeting.

                     [THIS PAGE IS INTENTIONALLY LEFT BLANK]

                              NETWORKS NORTH, INC.
                                 14 Meteor Drive
                               Etobicoke, Ontario
                                 Canada M9W 1A4
                                 (416) 675-6666

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                February 25, 1999

                                                                January 25, 1999

      This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Networks North, Inc. (the "Company") for use at the Company's Annual Meeting of Shareholders to be held on February 25, 1999, and at any adjournment thereof (the "Annual Meeting"). Further, solicitation of proxies may be made personally, or by telephone or telegraph, by regularly employed officers and other employees of the Company, who will receive no additional compensation for such. The cost of soliciting proxies will be borne by the Company which may enlist the assistance, and reimburse the reasonable expenses, of banks and brokerage houses in the additional solicitation of proxies and proxy authorizations, particularly from their customers whose stock is not registered in the owner's name, but in the name of such banks or brokerage houses.

      All shares represented at the Annual Meeting by proxies will be voted provided that such proxies are properly signed and dated. In cases where a choice is indicated, the shares represented will be voted in accordance with the specifications so made. In cases where no specifications are made, the shares represented will be voted FOR the election as directors of the nominees listed below, and FOR the ratification of the Board of Directors' selection of auditors.

      Any shareholder executing and returning a proxy has the power to revoke such proxy at any time prior to the voting thereof by: (a) written notice to the Secretary of the Company at the Company's headquarters delivered prior to the commencement of the Annual Meeting, (b) providing a signed proxy bearing a later date, or (c) appearing in person and voting at the Annual Meeting.

      A copy of the Annual Report on Form 10-K of the Company for the fiscal year ended August 31, 1998 (the "1998 Fiscal Year"), including financial statements, is being mailed concurrently herewith (on or about January 25, 1999) to all shareholders of record at the close of business on January 4, 1999. The Annual Report does not constitute a part of the proxy solicitation material for the Annual Meeting.

                                VOTING SECURITIES

      Only shareholders of record at the close of business on January 4, 1999 are entitled to vote at the Annual Meeting. The total number of shares of common stock, par value $.0467 per share (the "Common Stock"), of the Company, issued, outstanding and entitled to be voted on the record date was 2,625,170 shares. Each of such shares of Common Stock is entitled to one vote upon all matters to be acted upon at the Annual Meeting.1 In addition, the Company has outstanding 900,000 shares of Preferred Stock, par value $.01 per share (the "Preferred Stock"), of the Company. In accordance with the terms of the Certificate of Designation by which the Preferred Stock was authorized, holders of Preferred Stock are entitled (after giving effect to the Stock Splits) to three votes for every fourteen shares of Preferred Stock held of record as of the record date for the Annual Meeting. Accordingly, there will be 2,625,170 shares (2,625,170 votes) of Common Stock and 900,000 shares (192,857 votes) of Preferred Stock, or an aggregate of 2,818,027 votes available to be cast at the Annual Meeting. The holders of a majority of the outstanding votes (i.e., 1,409,014 votes) shall constitute a quorum, which is necessary for the transaction of business at the Annual Meeting. In accordance with the Company's Certificate of Incorporation and By-laws, and applicable law, the election of directors shall be by a plurality of the votes cast and the ratification of the Board of Directors' selection of auditors shall be by a majority of the votes cast.

Shares Held By Directors and Named Executive Officers

      Set forth in the table below is information concerning the ownership, as of the close of business on January 4, 1999, of the Common Stock by the Company's directors and Named Executive Officers2, and all directors and present executive officers as a group (assuming all outstanding Preferred Stock is converted to Common Stock).

--------------------------

(1) On August 15, 1996, September 30, 1992, and September 4, 1990, the Company effectuated three-for-two (3:2), one-for-seven (1:7) and one-for-ten (1:10) stock splits, respectively, of the Common Stock (the "Stock Splits"). Throughout this Proxy Statement, all references to shares of Common Stock refer to shares of Common Stock as adjusted to reflect the effectuation of the Stock Splits.
(2) The term "Named Executive Officers" includes all persons who served as Chief Executive Officer of the Company at any time during the Company's fiscal year ended August 31, 1998 (the "1998 Fiscal Year") and the four highest paid individuals whose total compensation exceeded $100,000 for the 1998 Fiscal Year and who were serving as executive officers of the Company at the end of the 1998 Fiscal Year. The only individual meeting this definition is Peter Rona, the President, Chief Executive Officer and Principal Financial and Accounting Officer of the Company.

                                          Amount and Nature of
Name                                    Beneficial Ownership (1)  Percent (1)
----                                    ------------------------  -----------

Lorne C. Stephenson(2) ................         925,787(3)            32.9%
Bart Yabsley(2) .......................         925,787(3)            32.9
Peter Rona(4) .........................         410,357(5)            14.6
Douglas Connolly ......................          62,979(6)             2.2
Adrian P. Towning .....................           6,000(7)             0.2
Daniel C. Downs .......................           3,000(7)             0.1
Dale G. Smith .........................           3,000(7)             0.1

All directors and executive officers
   as a group (7 persons) .............       1,411,123(7)(8)         50.1%

(1) Includes 192,857 votes attributable to the 900,000 shares of Convertible Preferred Stock outstanding. Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date on which beneficial ownership is to be determined, upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not those held by any other person) and which are exercisable within such 60 day period, have been exercised.

(2) The address for Messrs. Stephenson and Yabsley is c/o NetStar Communications Inc., 2225 Sheppard Avenue East - Suite 100, North York, Ontario, Canada M2J 5C2.

(3) Represents the 925,787 shares of Common Stock owned by NetStar Enterprises Inc. ("NetStar"), of which Mr. Stephenson is Executive Vice President, Administration and Mr. Yabsley is Vice President and General Counsel, Corporate and Secretary.

(4) The address for Peter Rona is c/o Networks North, Inc., 14 Meteor Drive, Etobicoke, Ontario, Canada M9W 1A4

(5) Includes (a) 192,857 shares of Common Stock issuable upon conversion of the 900,000 shares of Convertible Preferred Stock held of record by Anor Management, Ltd. ("Anor"), (b) 40,000 common shares owned by Mr. Rona and
      (c) 177,500 common shares issued upon the exercise of certain options. Mr. Rona is the President, sole director and sole shareholder of Anor.

(6) Represents the payments of stock in lieu of cash based upon two promissory notes issued to companies controlled by Mr. Connolly. The 62,979 shares of common stock are beneficially owned by 1199846 Ontario, Ltd., and Connolly-Daw Inc., both of which Mr. Connolly is the principal shareholder and President. The remaining payments due under the promissory notes are not due within the next 60 days.

(7) Includes 3,000 shares of Common Stock issuable upon exercise of options, which vested on January 10, 1999.

(8) Includes 192,857 shares issuable upon conversion of the Convertible Preferred Stock referred to in note (5) above.

Shares Held by Certain Other Shareholders

      The following table sets forth, as of the close of business on January 4, 1999, certain information with respect to each person who is known to the Company to be the beneficial owner of more than five (5%) percent of the Common Stock, other than the directors set forth in the Directors and Named Executive Officers Ownership Table above.

                                           Amount and Nature of
Name and Address                           Beneficial Ownership(1)   Percent(1)
----------------                          ------------------------  -----------

NetStar Enterprises Inc.(2)
2225 Sheppard Avenue East - Suite 100
North York, Ontario
Canada M2J 5C2 ..........................          925,787              32.9%

Anor Management Ltd.
c/o Peter Rona
Networks North, Inc.
14 Meteor Drive
Etobicoke, Ontario
Canada M9W 1A4 ..........................          192,857(3)            6.8

(1) Includes 192,857 votes attributable to the 900,000 shares of Convertible Preferred Stock outstanding. Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. A person is deemed to be the beneficial owner of securities which may be acquired by such person within 60 days from the date on which beneficial ownership is to be determined, upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants and convertible securities that are held by such person (but not those held by any other person) and which are exercisable within such 60 day period, have been exercised.

(2) The address for NetStar Enterprises Inc. is 2225 Sheppard Avenue East - Suite 100 North York, Ontaria, Canada M2J 5C2.

(3) The address for Anor is c/o Peter Rona, Networks North Inc., 14 Meteor Drive, Etobicoke, Ontario Canada, M9W 1A4. Includes 192,857 shares of Common Stock issuable upon conversion of the 900,000 shares of

      Convertible Preferred Stock held of record by Anor. The 900,000 shares of Convertible Preferred Stock have the equivalent voting power to 192,857 shares of Common Stock.

Voting by Directors and Executive Officers

      It is anticipated that the directors and the Named Executive Officers of the Company will vote FOR the nominees to the Board of Directors, (see "Election of Directors") and FOR the ratification of the Board of Directors' selection of auditors (see "Ratification of the Board of Directors' Selection of Auditors"). Such directors and executive officers, and their affiliates, hold 1,224,623 or 44% of the votes entitled to be cast at the Annual Meeting.

                              ELECTION OF DIRECTORS

      The individuals named in the enclosed form of proxy will vote, if so authorized, FOR the persons named below as directors of the Company, each of whom has served as a director of the Company for the periods so indicated. Each such person is to be elected to hold office until the next succeeding Annual Meeting of Shareholders and until his successor is duly elected and qualified. Management of the Company is not aware of any reason why any of the nominees will not be able to serve. If a nominee should subsequently become unavailable for election, the persons voting the accompanying proxy may, in their sole discretion, vote FOR such substitute nominee the present Board of Directors may recommend.

                                                                     Director
Name                 Age  Principal Positions with the Company        Since
----                 ---  ------------------------------------        -----

Peter Rona           52   President, Chief Executive Officer,         1987
                          Principal Financial and Accounting
                          Officer and Chairman of the Board
                          of Directors of the Company
Daniel C. Downs      59   Director of the Company                     1993
Dale G. Smith        49   Director of the Company                     1993
Adrian P. Towning    54   Director of the Company                     1994
Douglas R. Connolly  45   Director of the Company
                          President of Magic Lantern
                          Communications Ltd.;                        1996
Lorne C. Stephenson  47   Director of the Company                     1998
Bart Yabsley         35   Director of the Company                     1998
Mark Truman          44   Secretary of the Company                     N/A

      Peter Rona has been the President, Chief Executive Officer, Principal Financial and Accounting Officer and a director of the Company since September 1, 1987. He has been President of NTN Interactive Network, Inc. (formerly, NTN Sports, Inc. until 1993) from 1985 to 1991 and February 1993 to present. Mr. Rona has also been the President, sole director and sole shareholder of Anor Management, Ltd., a personal holding company since 1987.

      Daniel C. Downs has been Executive Vice-President (1983 to April 1994), Chief Operating Officer (1983 to October 1996), President (April 1994 to March
1997) and a director (1985 to June 1997) of NTN Communications, Inc. ("Communications"), a developer and distributor of interactive programs. Under a License Agreement, dated March 23, 1990 (the "License Agreement"), between Communications and NTNIN, the Company, through NTNIN, holds the exclusive license to market the products and programs of Communications throughout Canada through December 31, 2015. Mr. Downs was an independent marketing consultant from 1981 to 1983, during which time he also worked on the development of the interactive game QB1. From 1979 to 1981, he served as Executive Vice-President and

General Manager of Hollywood Park Race Course. From 1974 to 1979, he served as Executive and General Manager for the Southern California Racing Association at Los Alamitos Race Course.

      Dale G. Smith is the Chief Financial Officer of the NorShield Financial Group, a privately owned organization involved in merchant banking and investment management, since 1998. From 1990 to 1997, he was Executive Vice President of Montebello Farms Inc., breeders of purebred arabian horses. From 1988 to 1990, he was President of Oden Capital Corporation, a privately owned venture capital company. From 1969 to 1988, he practiced public accounting with Deloitte, Haskins & Sells Chartered Accountants, having been admitted to partnership in 1980.

      Adrian P. Towning is a private, independent investor in several companies involved in the communications industry. As a result of his investments, he has served as a director of some of these companies, including Medical Communications Corporation ("MCC") (1994 to July 1996). On May 14, 1996, MCC filed a petition under Chapter 7 of the United States Bankruptcy Code and the Bankruptcy Court appointed a Trustee of MCC on July 11, 1996. On July 16, 1996, MCC was dissolved. From 1983 to 1989, he established and managed Anglo-Massachusetts Investments Incorporated, with offices in Boston and London, which was involved in providing financial advice to Europeans.

      Douglas Connolly has been the President and a director of Magic Lantern Communications Ltd. (and its predecessor corporation) ("Magic") since 1985. On October 2, 1996, the Company acquired all of the outstanding stock of Magic. Mr. Connolly also has been President, director and a principal shareholder of Connolly-Daw Holdings Inc. (since 1987) and 1199846 Ontario Ltd. (since September 1996), two personal holding companies.

      Lorne C. Stephenson is the Executive Vice President, Administration (December 1998 to Present) of NetStar Communications Inc. ("NetStar"), a company involved in broadcast operations. Mr. Stephenson was Senior Vice President, Administration and Corporate Affairs (1995 to 1998) for NetStar. Mr. Stephenson was the Vice President, Corporate Affairs (1991 to 1995), Vice President, Entertainment (1989 to 1991), Executive Assistant to Chairman and CEO (1983 to
1989) and Director of Corporate Affairs (1979 to 1983) for John Labatt Ltd., a Canadian-owned international consumer product and entertainment conglomerate. He is a member of the Canadian Cultural Advisory Group on International Trade, a member of the Board of Governors and Chairman of the University Advancement Committee of McMaster University, and a member of the Board of Directors of Montcrest, a private school in Toronto, Ontario, Canada.

      Bart Yabsley is the Vice President and General Counsel, Corporate and Secretary (December 1998 to Present) of NetStar. Mr. Yabsley was the General Counsel, Corporate and Secretary (May 1998 to November 1998), Associate General Counsel, Corporate (November 1997 to April 1998) and Legal Counsel (October 1994 to October 1997) of NetStar.

      Mark Truman has been the Controller of the Company since December, 1994.

      Pursuant to a Designation Agreement, dated as of October 4, 1994, among the Company, NTNIN and NetStar, the Company has granted NetStar the right to designate one-third (1/3) of the members of the Company's Board of Directors so long as NetStar is the owner of at least 20% and not greater than 50% of the outstanding Common Stock. Should NetStar's ownership be at least 10% and less than 20% of the outstanding Common Stock, NetStar would be entitled to designate one-sixth (1/6) of the members of the Company's Board. Further, should NetStar's ownership exceed 50% of the outstanding Common Stock, NetStar shall be entitled to designate one-half (1/2) of the members of the Company's Board. In accordance with the terms of the Designation Agreement, Lorne C. Stephenson and Bart Yabsley have been designated by NetStar as directors of the Company.

      Pursuant to a Management Agreement, dated October 1, 1996 (the "Magic Management Agreement"), between Magic and Connolly-Daw, Magic recommended that Douglas Connolly be elected as a director of the Company. On November 25, 1996, the Board of Directors of the Company acted on such recommendation by expanding the size of the Board to seven members and elected Mr. Connolly as an additional director to fill the newly created directorship. In addition, the Employment Agreement, dated October 1, 1996 (the "D. Connolly Employment Agreement"), between Magic and Douglas Connolly, which covers the employment term of October 1, 1997 through September 30, 1999, contains a provision under which Magic is to recommend that Douglas Connolly be elected as a director of the Company. In accordance with the terms of the Magic Management Agreement and the D. Connolly Employment Agreement, the Board of Directors nominated, and at the Company's 1998 Shareholders' meeting, the shareholders elected Mr. Connolly for a full term as a director of this Company.

Board Committees and Attendance Records

      The Company's Audit and Compensation Committee currently consists of Messrs. Dale Smith, Lorne Stephenson and Adrian Towning. Neither Messrs. Smith, Stephenson nor Towning are officers or employees of the Company and neither has served in such capacities with the Company in the past.

      During the 1998 Fiscal Year, there were six formal meetings of the Board of Directors of the Company. All of the directors were in attendance at such meetings, with the exception of one absence by Daniel C. Downs, one absence by Adrian Towning and two absences by James Thompson, a former director who was a designee of NetStar who resigned during the 1998 Fiscal Year.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE ABOVE-LISTED SLATE OF DIRECTOR-NOMINEES

          RATIFICATION OF THE BOARD OF DIRECTORS' SELECTION OF AUDITORS

      Subject to shareholder ratification, the Board has selected Ernst & Young, Chartered Accountants, as independent auditors for the fiscal year ending August 31, 1999, and until its successor is selected. Ernst & Young has audited the Company's financial statements for the Company's fiscal years ended August 31, 1995, 1996, 1997 and 1998. No representative of Ernst & Young is expected to be present at the Annual Meeting, and accordingly it will not have an opportunity to make a statement or be available to answer questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE BOARD OF DIRECTORS' SELECTION OF AUDITORS


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

                                                        MANAGEMENT REMUNERATION
General

      The Company compensates its employees and directors in Canadian dollars ("Cdn$"). The amounts provided in the Compensation Table below, along with other disclosures on transactions with the Company's directors and officers, are set forth in U. S. dollars ("US$"). For information concerning the applicable exchange rates, see "Exchange Rates."

Summary Compensation Table

      The following table sets forth information concerning the compensation paid or accrued by the Company during the three years ended August 31, 1998 to the Company's Named Executive Officer.

                                                                                   Long-Term
                                                                                  Compensation
                                                                                  ------------
                                                      Annual Compensation            Awards
                                             -----------------------------------  ------------
                                                                                   Securities
                                 Year Ended                         Other Annual   Underlying
  Name and Principal Position    August 31,    Salary      Bonus    Compensation     Options
  ---------------------------    ----------    ------      -----    ------------     -------
Peter Rona, President and Chief     1998     US$117,044  US$22,907     $   -0-        40,000
Executive Officer                   1997        119,103     34,030         -0-        25,000
                                    1996        115,090     10,961      3,483         37,500

      During the three year period ended August 31, 1998, the Company did not grant any restricted stock awards or stock appreciation rights. Additionally, all of the Company's group life, health, hospitalization, medical reimbursement or relocation plans, if any, do not discriminate in scope, terms or operation, in favor of the Named Executive Officers and are generally available to all salaried employees. Further, no Named Executive Officer received, in any of the periods specified in the Summary Compensation Table, perquisites and other personal benefits, securities or property in an aggregate amount in excess of the lesser of $50,000 or 10% of the total salary and bonus reported for the Named Executive Officer in the fiscal year in which such benefits were received, and no single type of perquisite or other personal benefits exceeded 25% of the total perquisites and other benefits reported for the Named Executive Officer in the applicable fiscal year.

Option Grants Table

      The following table sets forth (a) the number of shares underlying options granted to each Named Executive Officer during the 1998 Fiscal Year, (b) the percentage the grant represents of the total number of options granted to all Company employees during the 1998 Fiscal Year, (c) the per share exercise price of each option, (d) the expiration date of each option, and (e) the potential realized value of each option based on: (i) the assumption of a five (5%) percent annualized compounded appreciation of the market price of the Common Stock from the date of the grant of the subject option to the end of the option term, and (ii) the assumption of a ten (10%) percent annualized compounded appreciation of the market price of the Common Stock from the date of the grant of the subject option to the end of the option term.

            Number of   Percentage of                        Potential Realized Value at
              Shares    Total Options                        Assumed Rates of Stock Price
            Underlying   Granted to                          Appreciation for Option Term
             Options    Employees in   Exercise  Expiration  ----------------------------
Name         Granted     Fiscal Year     Price      Date          5%             10%
----         -------     -----------     -----      ----          --             ---
Peter Rona    40,000        25.6%       US$3.00    11/17/02    US$33,153      US$73,612

Options Exercised and Remaining Outstanding

      Set forth in the table below is information, with respect to each of the Named Executive Officers, as to the (a) number of shares acquired during the 1998 Fiscal Year upon each exercise of options granted to such individual, (b) the aggregate value realized upon each such exercise (i.e., the difference between the market value of the shares at exercise and their exercise price),
(iii) the total number of unexercised options held on August 31, 1998, separately identified between those exercisable and those not exercisable, and
(iv) the aggregate value of in-the-money, unexercised options held on August 31, 1998, separately identified between those exercisable and those not exercisable.

                                                                  Value of Unexercised
                                     Number of Unexercised       In-the-Money Options at
                                   Options at August 31, 1998        August 31, 1998
                                   --------------------------  --------------------------
              Shares
            Acquired on   Value
Name         Exercise    Realized  Exercisable  Unexercisable  Exercisable  Unexercisable
----         --------    --------  -----------  -------------  -----------  -------------
Peter Rona    30,000       -0-         -0-         177,500         -0-           -0-

Director's Remuneration

      Each director not otherwise a full time employee of the Company is eligible to receive Cdn$500 for each meeting of the Board of Directors or committee thereof which they attend, along with the reimbursement of their reasonable expenses incurred on the Company's behalf. The NetStar designees on the Board have declined such compensation in the 1998 Fiscal Year and in previous fiscal years. In addition, each director, not otherwise a full time employee of the Company, is eligible to receive 1,500 stock options annually. All such directors have waived their entitlement to these options in 1998. The NetStar designees on the Company's Board of Directors have declined such compensation for the 1998 fiscal year and in previous years.

Employment Contracts with Named Executive Officers

      As of September 1, 1997, NTNIN extended by two years its employment agreement (the "Rona Employment Agreement") with Peter Rona, its President and Chief Executive Officer, originally dated as of September 1, 1994. Mr. Rona is also the President, Chief Executive Officer, Chief Financial and Accounting Officer and Chairman of the Board of Directors of the Company. NTNIN's obligations under the Rona Employment Agreement have been guaranteed by the Company. Mr. Rona does not receive any compensation from the Company other than pursuant to the Rona Employment Agreement.

      The Rona Employment Agreement provides for a base compensation of Cdn$165,375 with annual increases to be subject to review by the Board of Directors, but in no event less than the proportional increase in the Consumer Price Index as published by Statistics Canada, plus a bonus equal to a percentage of the annual base compensation paid to Mr. Rona determined by reference to the excess of NTNIN's actual net income before taxes over specified amounts set forth in the Rona Employment Agreement. The Rona Employment Agreement further provides for the granting to Mr. Rona of stock options at the discretion of the Board of Directors. The Board awarded Mr. Rona stock options to purchase 40,000 shares of Common Stock as of November 17, 1997. In all other respects, the basic provisions of the Rona Employment Agreement remains the same.

      Magic has entered into two separate Employment Agreements, each dated October 1, 1996, with Douglas Connolly and Wendy Connolly. These Employment Agreements each have two year terms commencing on September 1, 1997 and terminating on August 31, 1999, and pursuant to which Mr. and Ms. Connolly shall receive annual base salaries of Cdn$125,000 (US$79,506 at August 31, 1998) and Cdn$70,000 (US$44,524), respectively, together with automotive expenses of Cdn$12,000 (US$7,632) and Cdn$8,400 (US$5,343), respectively. There is a provision in each Employment Agreement for a cost-of-living adjustment to their base salaries for the second year of the term. In addition, under their respective Employment Agreements, Mr. and Ms. Connolly shall each be entitled to a bonus, not to exceed Cdn$50,000 (US$31,803) and Cdn$28,000(US$17,809), respectively (subject to a cost-of living adjustment for the second year of their respective terms), to be based upon the actual net income before taxes, if any, of Magic during each year of the terms of the Employment Agreements. The D. Connolly Employment Agreement further provides for Mr. Connolly to serve as President and Chief Operating Officer of Magic during its term.

      NTNIN has entered into an employment agreement, dated August 15, 1997, with Don Pagnutti, pursuant to which Mr. Pagnutti shall serve as NTNIN's Executive Vice President and Chief Operating Officer for a two year term, commencing on September 15, 1997 and terminating on September 14, 1999, with a revolving term to be reviewed annually at the anniversary of the commencement date. The agreement provides for an initial base compensation of $Cdn 137,500 with annual reviews, together with automobile expenses of $Cdn 9,000 plus a bonus equal to a percentage of the annual base compensation paid to Mr. Pagnutti determined by reference to the excess of NTNIN's actual net income before taxes over specified amounts set forth in the agreement. This agreement further provides for the granting to Mr. Pagnutti of stock options at the discretion of the Board of Directors. This agreement also provides for Mr. Pagnutti to serve as Executive Vice President and Chief Operating Officer of NTNIN during its Term.

      Neither the Company nor NTNIN has any other employment agreement in effect with any other executive employee.

                              CERTAIN TRANSACTIONS

      Set forth below is a description of certain transactions between the Company and its directors, executive officers and beneficial owners of five percent or more of the outstanding Common Stock, as well as certain business relationships between the Company and its directors, which occurred or existed in the 1998 Fiscal Year.

      (a) During the 1998 Fiscal Year, both pursuant to the License Agreement and otherwise, the Company paid Communications an aggregate Cdn$1,792,002 (US$1,139,805) as commissions. Under the License Agreement, the Company, through NTNIN, holds the exclusive license to market the products and programs of Communications throughout Canada through December 31, 2015. Daniel C. Downs, a director of the Company, is a former President and Chief Operating Officer of Communications.

      (b) On October 2, 1996, pursuant to a Stock Purchase Agreement, dated October 1, 1996 (the "Magic Lantern Agreement"), the Company, through NTNIN, acquired all of the outstanding stock of Magic. As consideration for the purchase of such stock the Company delivered Cdn$200,000 (US$146,800 on October 1, 1996) and a Non-Negotiable Promissory Note (the "Connolly-Daw Note") in the principal amount of Cdn$703,133 (US$516,099) to Connolly-Daw Holdings Inc.("Connolly-Daw") and a Non-Negotiable Promissory Note (the "1199846 Note") in the principal amount of Cdn$546,867 (US$401,400) to 1199846 Ontario Ltd ("1199846"). The Connolly Note requires principal payments of Cdn$78,133 (US$57,350), Cdn$312,500 (US$229,375) and Cdn$312,500 (US$229,375) on August 31,
1998, 1999, and 2000, respectively. In lieu of such cash payments, the Company has the option to tender payment to Connolly-Daw, and Connolly-Daw has the option to demand payment, in the form of 12,276, 49,097 and 49,096 shares of Common Stock (collectively, the "Connolly-Daw Shares"), respectively. The 1199846 Note requires principal payments of Cdn$312,500 (US$229,375) and Cdn$234,367 (US$172,025) on August 31, 1997 and 1998, respectively. In lieu of such cash payments, the Company has the option to tender payment to 1199846, and 1199846 has the option to demand payment, in the form of 49,097 and 36,821 shares of Common Stock (collectively, the "1199846 Shares"), respectively. Also pursuant to the Magic Lantern Agreement, Connolly-Daw, NTNIN and the Company entered into an Option Agreement, dated October 1, 1996, and 1199846, NTNIN and the Company entered into an Option Agreement, dated October 1, 1996 (together, the "Option Agreements"). Under the terms of the Option Agreements, in the event that either Magic or Mr. Connolly choose not to extend the term of the D. Connolly Employment Agreement beyond its initial term expiring on August 31, 1999, on or after September 1, 1999 and on or before September 30, 1999, Connolly-Daw and 1199846 shall each have the right to cause the Company to purchase any of the Connolly-Daw Shares or 1199846 Shares, as the case may be, then held by Connolly-Daw or 1199846 at a price equal to 90% of the market value (as defined in the Option Agreements) of such shares (Connolly-Daw having been granted the right in this event to cause acceleration of the September 1, 2000 payment under the Connolly-Daw Note to August 31, 1999) and the Company shall have the right to cause the Connolly-Daw and 1199846 to sell to the Company any of the Connolly-Daw Shares or 1199846 Shares, as the case may be, then held by Connolly-Daw or 1199846 at a price equal to 110% of the market value (as defined in the Option Agreements) of such shares (Connolly-Daw having been granted the right in this event to cause acceleration of the September 1, 2000 payment under the Connolly-Daw Note to August 31, 1999). Douglas Connolly, a director of the Company and President of Magic, is the President and a principal shareholder of both Connolly-Daw and 1199846.

      On September 5, 1997, the Company issued 38,158 shares of Common Stock of the Company and

Cdn$65,000 to 1199846 in lieu of the August 31, 1997 payment pursuant to the 1199846 Note.

      On August 31, 1998, the Company issued 12,276 shares of its common stock in lieu of the Cdn$78,133 payment due that date, pursuant to the Connolly-Daw Note. Similarly, another 36,821 shares of the common stock of the Company were issued in lieu of the Cdn$234,367 payment due August 31, 1998, pursuant to the 1199846 Note.

      (c) At the time of the Company's acquisition of Magic, Connolly-Daw was indebted to Magic in the amount of Cdn$160,000 (US$117,440 on October 1, 1996). This indebtedness is represented by a Promissory Note, dated October 1, 1996 (the "Magic Lantern Note"), in the principal amount of such indebtedness. The Magic Lantern Note is due on demand and bears interest, at a specified bank prime rate, payable monthly.

      (d) The Company purchased 51% of the outstanding shares of Interlynx Multimedia, Inc. effective September 1, 1997.

                                 OTHER BUSINESS

      As of the date of this Proxy Statement, the Board of Directors is not aware of any other matter which is to be presented for action at the Annual Meeting. If any matter other than those described above (i.e., election of directors, ratification of the Board's selection of auditors does properly come before the Annual Meeting, the individuals named in the enclosed Proxy will, unless indicated otherwise, vote the shares represented thereby in accordance with their best judgment.

                                 EXCHANGE RATES

      This Proxy Statement contains translations of certain amounts in Canadian dollars ("Cdn$") into United States dollars ("US$") based upon the exchange rate in effect at the end of the period to which the amount relates, or the exchange rate on the date specified. For such purposes, the exchange rate means the noon buying rate in New York City for cable transfers in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York (the "Noon Buying Rate"). These translations should not be construed as representations that the Canadian dollar amounts actually represent such U.S. dollar amounts or that Canadian dollars could be converted into U.S. dollars at the rate indicated or at any other rate. The Noon Buying Rate at the end of each of the five years ended August 31, 1998, the average of the Noon Buying Rates on the last day of each month during each of such fiscal years and the high and low Noon Buying Rate for each of such fiscal year's were as follows:

                                                August 31,
                      ----------------------------------------------------------
                       1998        1997        1996        1995        1994
                       ----        ----        ----        ----        ----
At end of period..... Cdn$1.5722  Cdn$1.3885  Cdn$1.3685  Cdn$1.3432  Cdn$1.3712
Average for period...     1.4390      1.3676      1.3634      1.3742      1.3573
High for period......     1.5770      1.3942      1.3815      1.4193      1.3890
Low for period.......     1.4100      1.3381      1.3401      1.3410      1.3095

             ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION

      Upon the written request of any shareholder of the Company, as record or beneficial owner, the Company will provide to such shareholder a copy of the Company's Annual Report on Form 10-K for its fiscal year ended August 31, 1998, including the financial statements and the schedules thereto, filed with the Securities and Exchange Commission. Any request should be directed to the Corporate Secretary, at the Company's place of business listed above. There will be no charge for the Form 10-K, unless one or more exhibits thereto are requested, in which event the Company's reasonable expenses of furnishing such exhibits may be charged.

                          FUTURE SHAREHOLDER PROPOSALS

      From time to time, shareholders present proposals which may be the proper subject for inclusion in the Company's Proxy Statement and for consideration at its annual meetings of shareholders. To be considered, proposals must be submitted on a timely basis. Proposals for the next Annual Meeting of Shareholders of the Company must be received by the Company no later than September 15, 1999, for inclusion, if proper, in next year's proxy solicitation materials.

                                     GENERAL

      The Company will pay all of the costs of preparing, assembling and mailing the form of Proxy, Proxy Statement and other materials which may be sent to the shareholders in connection with this solicitation, as well as any costs of soliciting proxies in the accompanying form. Solicitation will be made by mail, and officers and regular employees of the Company may also solicit proxies by telephone, telegraph or personal interview for which they will receive no additional remuneration. The Company expects to request brokers and nominees who hold stock in their names to furnish this proxy material to their customers and to solicit proxies from them. The Company will reimburse such brokers and nominees for their out-of-pocket and reasonable clerical expenses in connection therewith.

                       WHILE YOU HAVE THE MATTER IN MIND,
            PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD.

                                      BY ORDER OF THE BOARD OF DIRECTORS,

                                      Peter Rona, President

PROXY                                                                      PROXY

                              NETWORKS NORTH, INC.
                   14 Meteor Drive, Etobicoke, Ontario MAW1A4

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

            KNOW ALL MEN BY THESE PRESENT, that the undersigned shareholder of Networks North, Inc. (the "Company") hereby constitutes and appoints Peter Rona and Mark Truman and each of them, the true and lawful attorneys, agents and proxies of the undersigned, each with full power of substitution to vote all of the shares of stock of the Company that the undersigned would be entitled, if personally present, to vote at the meeting of shareholders of the Corporation to be held on February 25, 1999 at 10:00 a.m. at the offices of the Company, 14 Meteor Drive, Etobicoke, Ontario, Canada M9W 1A4, and at any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR:

1.    Election of Directors:

      For all nominees listed below (except as marked to the contrary below)

      NOMINEES: Douglas Connolly, Daniel C. Downs, Bart Yabsley, Peter Rona,
                Dale G. Smith, Lorne C. Stephenson,  and Adrian P. Towning

      WITHHOLD AUTHORITY
      to vote for all nominees listed above __

      INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.


      --------------------

2. To Approve the Appointment of Ernst & Young, as Auditors of the Company for fiscal year 1999.

            For ___                 Against ___

                                               Dated:_______________, 1999



                                               ---------------------------------
                                               Signature